1 Exhibit 99.2 The following note was sent from Ted Christie, the Chief Executive Officer of Spirit Airlines, Inc., to all Spirit officers on July 28, 2022. All, We just issued a press release and sent a note to all Team Members announcing our definitive agreement with JetBlue. Please see here www.LowFaresGreatService.com to view the press release. Of course, we’re anticipating a lot of questions. Below you’ll find a few FAQs to help you field questions from your teams, and we ask that you share this with your direct reports, as appropriate, to handle more questions from the field. I’m also hosting a town hall this afternoon to share as much as I can. The invitation from Spirit LiNK will arrive in inboxes shortly. Now more than ever, I thank you for your continued leadership and support for our Spirit Family. Ted FAQ for reactive use to answer questions from Team Members 1. The Spirit Board repeatedly rejected JetBlue’s advances because it wouldn’t get approved by regulators. What changed? • The agreement we’ve entered into with JetBlue represents an improvement from JetBlue’s original offer, in terms of economics, regulatory provisions and commitments to our team. • From a regulatory perspective, JetBlue’s commitment to divest assets of JetBlue and Spirit, divestitures that could reduce the value of the combined JetBlue-Spirit company, represents an improved regulatory package from what they first presented. • In the event the deal is not consummated for regulatory reasons, we’re protected in the form of a “reverse termination fee” of at least $470 million, consisting of minimum payments of $400 million to Spirit stockholders and an additional payment of $70 million to Spirit – that’s a very attractive element of the deal for stockholders. • Especially with the downside protections and regulatory commitments JetBlue has made, we have a lot of confidence they will do everything possible to get this done so we can take on the dominant carriers together. • In the meantime, we have an agreement that enables us to independently run the airline well for our Guests and Team Members, and that’s where our focus lies. 2. Did you give Frontier a chance to counter? Is it really over, or will Frontier make a new offer? • We engaged with Frontier and JetBlue and provided both parties a level playing field on which they could make their best offers. • Frontier made it clear that they did not intend to propose any further modifications to their offer. 3. Will I still have a job? Will all Spirit Team Members be transitioning to the combined company?

2 • JetBlue will expand its no furlough commitment to Spirit’s Team Members as they are welcomed into JetBlue after closing. • JetBlue has a strong track record as a long-term employer, having never furloughed any Team Members since its founding. • JetBlue has also ensured that any Spirit Team Members based in Florida will have the option to stay if they so choose. 4. Does that include Orlando and Fort Lauderdale? • Yes. JetBlue intends to continue to grow in the Orlando and Fort Lauderdale areas. 5. Will I have to move to New York? What will happen to our HQ project in Dania Beach? • JetBlue has a long history in Florida and plans to deepen its longstanding commitment to the state. That includes continuing to grow in the Orlando and Fort Lauderdale areas. • JetBlue has a training campus and customer support center in Orlando, and JetBlue’s Vacations and Paisly product offerings are already based in the Fort Lauderdale area. • The combined airline would offer more than 170 daily flights at FLL and grow to more than 130 daily flights at MCO. • All that said, remember that the road to a fully approved agreement is a long one, and until the transaction closes, it’s business as usual at Spirit. 6. How will this news affect my compensation or benefits? • There will be no immediate impact to compensation or benefits. • Remember, until the transaction closes, it’s business as usual at Spirit. 7. What will happen to the Spirit management team? Will Ted remain with the company? • JetBlue will expand its no furlough commitment to Spirit’s Team Members as they are welcomed into JetBlue after closing. • Ted will remain President and CEO of Spirit until the transaction closes. • Remember, until the transaction closes, it’s business as usual at Spirit. We expect to conclude the regulatory process and close the transaction no later than the first half of 2024. 8. Is this the right transaction for Guests who expect low fares? • We believe this is a great transaction for Guests. • The combination of JetBlue and Spirit will create the fifth largest domestic airline, serving more than 77 million customers annually on more than 1,700+ daily flights to over 125 destinations in 30 countries. • Bringing together our two companies will be a game changer, enhancing our ability to grow and compete with the dominant U.S. carriers while also delivering low fares and outstanding service to our Guests. 9. How does this impact my retention bonus? • All retention-eligible Team Members who were employed with Spirit as of July 27 will receive 50% of the target retention bonus that we offered earlier this year, as planned. The payment will be made separately on Aug. 15, in sync with the payroll cycle. • Those who are eligible for retention bonuses will receive additional information via email.

3 10. What happens next? • The transaction is subject to regulatory and closing conditions, so nothing changes at this time, and we are still operating as fully separate companies. • We expect to conclude the regulatory process and close the transaction no later than the first half of 2024.